UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: July 22, 2015

(Date of earliest event reported)

Turtle Beach Corporation

(Exact name of registrant as specified in its charter)

Nevada	001-35465	27-2767540
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Summit Lake Drive, Suite 100

Valhalla, New York 10595

(Address of principal executive offices)

914-345-2255

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Loan and Security Agreement with Crystal Financial

On July 22, 2015, Turtle Beach Corporation (the “Company”) and its subsidiaries Voyetra Turtle Beach, Inc. (“Voyetra” and together with the Company, the “US Borrowers”), Turtle Beach Europe Limited (the “UK Borrower”, and together with the US Borrowers, the “Borrowers”) and VTB Holdings, Inc., as guarantor (“VTBH”), entered into a term loan, guaranty and security agreement (the “Term Loan Agreement”) with Crystal Financial SPV LLC and the other persons party thereto as lenders (the “Term Loan Lenders”), and Crystal Financial LLC, as agent for the Term Loan Lenders (the “Term Loan Agent”), sole lead arranger and sole bookrunner. The Term Loan Agreement provides for an aggregate term loan commitment of $15,000,000 which was fully funded on July 22, 2015. The Company used $4,000,000 of the proceeds from the term loan to repay a portion of its outstanding subordinated notes, as more fully described below. The remaining proceeds of the term loan will be used by the Company for general corporate purposes.

The term loan bears interest at a rate per annum equal to the 90-day LIBOR rate (as reported in The Wall Street Journal) plus 10.25%. The Company is required to make payments of interest in arrears on the first day of each month beginning August 1, 2015 and will repay the principal of the term loan in equal monthly payments of $187,500 beginning January 1, 2016, with a final balloon payment on the stated maturity date of June 28, 2019. The Company paid a commitment fee to the Term Loan Lenders of $375,000 on the closing date of the Term Loan Agreement.

To secure their obligations under the Term Loan Agreement, the Company and each of its subsidiaries granted a security interest in substantially all of their working capital assets to the Term Loan Agent. The security interest in favor of the Term Loan Agent is subject to the first-priority lien of Bank of America , N.A., as agent (“Bank of America”), under the Company’s asset-based revolving credit facility (the “ABL Loan Agreement”) with Bank of America and the other parties thereto, other than with respect to equipment, fixtures, real property interests, intellectual property, intercompany indebtedness, equity interest in their subsidiaries, and certain other assets specified in an intercreditor agreement between Bank of America and the Term Loan Agent. The Obligations of the US Borrowers are guaranteed by VTBH, and the obligations of the UK Borrower are guaranteed by the US Borrowers and VTBH.

The Company and its subsidiaries are required to comply with various customary covenants set forth in the Term Loan Agreement, including, (i) maintaining minimum EBITDA and Headset EBITDA (each as defined in the Term Loan Agreement) in each trailing twelve month period beginning August 31, 2015, (ii) maintaining a Consolidated Leverage Ratio (as defined in the Term Loan Agreement) to be measured on the last day of each month while the term loans are outstanding of no more than 5.75:1 beginning December 31, 2015 with periodic step-downs to 3.00:1 on January 31, 2017, (iii) not making capital expenditures in excess of $11 million in the year ending December 31, 2015 and in excess of $7 million in each of the years ending December 31, 2016, 2017, 2018 and 2019, (iv) restrictions on the Company’s and its subsidiaries ability to pay dividends, incur debt, create or suffer liens and engage in certain fundamental transactions and (v) an obligation to provide the Term Loan Agent and the Term Loan Lenders with certain financial and other information. The Term Loan Agreement also restricts the Company’s ability to prepay its subordinated notes, other than the $4,000,000 prepayment on the closing date referred to above.

The Term Loan Agreement contains customary representations, mandatory prepayment events and events of default, including, defaults triggered by the failure to make payments when due, breaches of covenants and representations, material impairment in the perfection of the Term Loan Agent’s security interest in the collateral and events related to bankruptcy and insolvency of the Company and its subsidiaries. Upon an event of default, the Term Loan Agent and the Term Loan Lenders may declare all outstanding obligations immediately due and payable (along with a prepayment fee), a default rate of an additional 2.0% may be applied to amounts outstanding under the Term Loan Agreement and the Term Loan Agent and the Term Loan Lenders may take other actions set forth in the Tern Loan Agreement, including collecting or taking such other action with respect to the collateral pledged in connection with the term loan.

In the event all or a portion of the term loan is repaid prior to the date provided in the Term Loan Agreement, a prepayment fee will be due to the Term Loan Lenders. The prepayment fee due to the Term Loan Lenders is equal to the greater of (a) the amount of unpaid interest that would otherwise have accrued and been due on amounts repaid within the first 15 months following July 22, 2015 and (b) during the first year of the term loan, an amount equal to 4.00% of the amounts repaid gradually decreasing to 0% after July 22, 2018.

The Term Loan Agreement permits certain equity holders of the Company to contribute funds to the Company to cure financial covenant defaults under the Term Loan Agreement.

Fifth Amendment to Loan and Security Agreement Bank of America

On July 22, 2015, in connection with the Term Loan Agreement, the Company and its subsidiaries entered into a Fifth Amendment to the ABL Loan Agreement (the ‘Fifth Amendment”) with the other parties thereto. The Fifth Amendment modified the borrowing base pursuant to which availability of loans under the ABL Loan Agreement is determined, provided for additional mandatory prepayment events and modified certain covenants contained in the ABL Loan Agreement, including to permit the Company to enter into the Term Loan Agreement. In addition, the Fifth Amendment permits certain equity holders of the Company to contribute funds to the Company to cure financial covenant defaults under the ABL Loan Agreement.

The foregoing descriptions of the Term Loan Agreement and the Fifth Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Loan Agreement and the Fifth Amendment, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated by reference herein.

PLEASE NOTE: Pursuant to the rules and regulations of the Securities and Exchange Commission, we have filed the agreements referenced above to provide investors with information regarding their terms. The agreements are not intended to provide any other factual information about the Company, the Borrowers, the guarantors or their businesses or operations. In particular, the assertions embodied in any representations, warranties and covenants contained in the agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreements. Moreover, certain representations, warranties and covenants in the agreements may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreements as characterizations of the actual state of facts about the Company, the Borrowers, the guarantors or their businesses or operations on the date hereof.

Amendment and Restatement of Subordinated Notes

Concurrently with entering into the Term Loan Agreement, the Company amended and restated each of its outstanding subordinated promissory notes (the “Amended Notes”) in favor of SG VTB Holdings, LLC (“SG VTB”), dated as of April 23, 2015, May 13, 2015 and June 17, 2015, respectively, and its outstanding subordinated promissory note in favor of Doornink Revocable Living Trust, originally executed on December 17, 1996, as amended and restated August 6, 2013 (the “RD Trust,” and collectively with SG VTB, the “Noteholders”), dated as of May 13, 2015. The obligations of the Company under the Amended Notes are subordinate and junior to the prior payment of amounts due under the ABL Loan Agreement and the Term Loan Agreement. In addition, the stated maturity date of the Amended Notes was extended to September 29, 2019, subject to acceleration in certain circumstances, such as a change of control of the Company. As noted above, the Company also repaid $4 million under the subordinated notes payable to SG VTB with a portion of the proceeds received under the Term Loan Agreement.

The foregoing description of the amended and restated subordinated promissory notes does not purport to be complete and is qualified in its entirety by reference to the full text of the amended and restated subordinated promissory notes, which are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6 and incorporated by reference herein.

Noteholder Warrants

In connection with and as consideration for the concessions of the Noteholders in the Amended Notes, the Company issued to SG VTB and the RD Trust warrants (the “Warrants”) to purchase 1,384,884 and 306,391 shares, respectively, of the Company’s common stock (“Common Stock”) at an exercise price of $2.54 per share, which represents a premium of 20% over the closing price of the Common Stock on the NASDAQ Global Market on July 21, 2015 of $2.12. The Warrants are exercisable for a period of five years beginning on the date of issuance. The exercise price and the number of shares of Common Stock purchasable are subject to adjustment as set forth in the Warrants. The Warrants do not entitle the Noteholders to any voting rights or other rights as a stockholder of the Company prior to the exercise of the Warrants. The shares of Common Stock issuable upon exercise of the Warrants are also subject to the “demand” and “piggyback” registration rights set forth in the in the Company’s Stockholder Agreement, dated August 5, 2013, as amended July 10, 2014, by and among the Company, SG VTB, the RD Trust and the other stockholders of the Company party thereto.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Warrants, which are attached hereto as Exhibits 4.1 and 4.2 and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The Sections of Item 1.01 entitled “Loan and Security Agreement with Crystal,” “Fifth Amendment to Loan and Security Agreement with Bank of America” and “Amendment and Restatement of Subordinated Notes” are incorporated herein by reference.

Item 8.01 – Other Events

On July 22, 2015, the Company issued a press release announcing its entry into the transactions described above, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

4.1	Warrant, issued to SG VTB Holdings, LLC, dated July 22, 2015.

4.2	Warrant, issued to the Doornink Revocable Living Trust, originally executed December 17, 1996, as amended and restated August 6, 2013, dated July 22, 2015.

10.1	Term Loan, Guaranty and Security Agreement, dated July 22, 2015, by and among Turtle Beach Corporation, Voyetra Turtle Beach, Inc. Turtle Beach Europe Limited, VTB Holdings, Inc., Crystal Financial LLC, as agent sole lead arranger and sole bookrunner and the other parties thereto.

10.2	Fifth Amendment to Loan, Guaranty and Security Agreement, dated July 22, 2015, originally dated March 31, 2014, by and among Turtle Beach Corporation, Voyetra Turtle Beach Inc., Turtle Beach Europe Limited, PSC Licensing Corp., VTB Holdings, Inc. and Bank of America, N.A., as collateral agent and security trustee.

10.3	Amended and Restated Subordinated Promissory Note, dated July 22, 2015, originally dated April 23, 2015, by and between Turtle Beach Corporation and SG VTB Holdings, LLC.

10.4	Amended and Restated Subordinated Promissory Note, dated July 22, 2015, originally dated May 13, 2015, by and between Turtle Beach Corporation and SG VTB Holdings, LLC.

10.5	Amended and Restated Subordinated Promissory Note, dated July 22, 2015, originally dated June 17, 2015, by and between Turtle Beach Corporation and SG VTB Holdings, LLC.

10.6	Amended and Restated Subordinated Promissory Note, dated July 22, 2015, originally dated May 13, 2015, by and between Turtle Beach Corporation and the Doornink Revocable Living Trust, originally executed December 17, 1996, as amended and restated August 6, 2013.

99.1	Press Release, dated July 22, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2015	TURTLE BEACH CORPORATION

	By:	/s/ John T. Hanson
John T. Hanson
Chief Financial Officer